                                                                   EXHIBIT 10.17



                            FIRST AMENDMENT TO LEASE

               THIS FIRST AMENDMENT TO LEASE (the "Amendment") is made and entered into as of the 21st day of January, 2000, by and between C. J. SEGERSTROM & SONS, a California general partnership ("Landlord"), and EMULEX CORPORATION, a California corporation ("Tenant"), with respect to the following:

                                    RECITALS

               A. Landlord is the landlord and Tenant is the tenant pursuant to that certain Lease dated June 30, 1999 (the "Lease"). The Lease covers certain premises (the "Premises") in the Harbor Gateway Business Center, Costa Mesa, California (the "Center") as more particularly described in the Lease.

               B. Landlord and Tenant desire to enter into this Amendment to add to the Premises upon the terms and conditions set forth herein those certain premises consisting of 12,771 square feet of Rentable Area commonly known as Suites 103 and 104 (the "New Premises") in that certain building commonly known as Research and Development Building No. 6, located at 3545 Harbor Gateway South in the Center (the "New Building"). The New Building contains 21,797 square feet of Rentable Area. The New Premises and New Building are shown cross-hatched on Exhibit "A" attached hereto.

                                    AGREEMENT

               IN CONSIDERATION OF the foregoing recitals and the mutual promises and covenants contained herein, the parties hereto agree as follows:

               1. Leasing of New Premises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the New Premises upon all of the terms and conditions of the Lease, as hereby amended. Tenant shall hold and occupy the New Premises as part of the Premises upon all the terms and conditions of the Lease, as hereby amended, except that:

                      (a) The commencement date of the Lease with respect to the New Premises (the "New Premises Commencement Date") shall be the date upon which Landlord delivers possession of the New Premises to Tenant broom clean and with all mechanical systems therein in good working order as of the date of such delivery. The target New Premises Commencement Date shall be February 1, 2000. Tender of delivery of possession of the New Premises shall be upon written notice to Tenant stating that the New Premises are in the condition stated above. From and after the New Premises Commencement Date, Tenant shall lease the New Premises as part of the Premises upon all the terms and conditions of the Lease, as hereby amended, and shall otherwise perform or observe all obligations of the tenant under the Lease, as hereby amended, with respect to the New Premises, including the payment of all Monthly Basic Rent and Tenant's Proportionate Share of Total Operating Expenses with respect to the New Premises and New Building as herein provided. If Landlord is unable to tender delivery of possession of the New Premises to Tenant on or before the target New Premises Commencement Date, the Lease, as hereby amended, shall not be void or voidable with respect to the New Premises nor shall Landlord be liable for any loss or damage resulting therefrom; provided, however, that Landlord shall use reasonable efforts to deliver possession of the New Premises to Tenant as close to the target New Premises Commencement Date as practicable. From and after the New Premises Commencement Date (i) the term of the Lease with respect to the New Premises shall be coterminous with the term of the Lease for the balance of the Premises, and (ii) except as otherwise expressly provided in this Amendment, (A) the term "Premises" as used herein and in the Lease (including, without limitation, in Section 48.4 of the Lease) shall mean and include, respectively, both the Premises (as defined in the Lease) and the New Premises (as defined in this Amendment), (B) the terms "Building" and/or "Building A" as used in the Lease shall mean and include both Building A (as defined in the Lease) and the New Building (as defined in this Amendment). The actual New Premises Commencement Date shall be confirmed by a letter agreement prepared by Landlord and executed by Landlord and Tenant; provided, however, that failure of either party to execute and deliver such letter agreement shall not invalidate the determination of the New Premises Commencement Date in accordance with the provisions of this subparagraph (a).

                      (b) From and after the New Premises Commencement Date and continuing through the balance of the initial stated term of the Lease (i.e., August 31, 2001), Tenant shall pay Monthly Basic Rent for the New Premises in accordance with the provisions of paragraph 3 below. In addition, Tenant shall also pay at the times and in the manner provided paragraph 4 below and Exhibit "B" attached hereto, Tenant's Proportionate Share of Total Operating Expenses with respect to and based upon the Rentable Area of the New Premises, as well as all other charges and additional rent provided for in the Lease with respect to the New Premises.

                      (c) The provisions of Articles/Sections 7, 8, 32, 41, 48.1(b), 48.1(d), 48.1(g), 48.1(h), 48.3(a) through 48.3(c), inclusive, 48.5,
48.6(a), 48.7, 48.8, 48.9(c) (i.e., under no circumstances shall Tenant paint the exterior of the New Building or make any alterations of the type specified in such Section with respect to the New Building or the New Premises), 48.9(f), 48.9(g), 48.11, 48.19, 48.23 and 48.27 shall have no application with respect to the New Premises or New Building.

                      (d) For purposes of Section 48.25 of the Lease, the phrase "or the New Premises" shall be added directly after the phrase "Building A Area" wherever such later phrase appears in such Section 48.25.

                      (e) Those provisions of the Lease superseded or modified by the provisions of this Amendment shall have no application (if superseded) or shall apply only as modified (if modified) with respect to the New Premises.

               2. Condition of the New Premises.

                      (a) On the New Premises Commencement Date, Landlord shall deliver the New Premises to Tenant broom clean and with all mechanical systems therein in good working order.

                      (b) Within three (3) days after the New Premises Commencement Date, Landlord and Tenant shall conduct a joint inspection of the New Premises. The purpose of such inspection shall be to establish the condition of the New Premises as of the New Premises Commencement Date.

                      (c) Except as expressly provided in subsection (a) above, Landlord shall deliver the New Premises to Tenant "AS IS," and Landlord shall have no responsibility, either as to performance or payment of costs, to improve the New Premises for Tenant. Any work of remodeling or improvement of the New Premises by Tenant shall be the sole responsibility of Tenant and shall be in accordance with the applicable provisions of the Lease.

                      (d) Notwithstanding anything to the contrary in the Lease, as hereby amended, Landlord may require restoration of the New Premises as to any improvements and alterations by Tenant (i.e., alterations and improvements by Tenant following the New Premises Commencement Date), but only as to such alterations and improvements (i) as to which Landlord gives written notice as to the requirement of such removal at the time of Landlord's approval of such alterations or improvements or (ii) which are installed without the prior written approval of Landlord.

               3. Monthly Basic Rent. For the period from the New Premises Commencement Date through and including the expiration of the initial stated term of the Lease (i.e., August 31, 2001), Tenant shall pay Monthly Basic Rent for the New Premises in the sum of $11,493.90 (i.e., $0.90 per square foot of Rentable Area per month). All such Monthly Basic Rent for the New Premises shall be paid at the times and in the manner provided in Section 3.1 of the Lease.

               4. Additional Rent and Other Charges.

                      (a) From and after the New Premises Commencement Date, Tenant shall also pay at the times and in the manner provided in this subparagraph (a) and Exhibit "B" attached hereto, Tenant's Proportionate Share of Total Operating Expenses for the New Premises in accordance with the following:

                              (i) Tenant's Proportionate Share of Total
Operating Expenses for the New Premises shall be fifty-nine percent (59%) (i.e., the Rentable Area of the New Premises/the Rentable Area of the New Building).

                              (ii) Notwithstanding anything to the contrary in
Exhibit "B," Tenant's Total Operating Expenses for each full year or partial lease year during the initial stated term of the Lease (i.e., through and including August 31, 2001) shall be $0.265 per square foot per month (which amount is not included in the Monthly Basic Rent for the New Premises) and shall be paid at the times and in the manner provided in Exhibit "B." Actual Total Operating Expenses for the year immediately preceding any extended or additional term shall be determined and used as the basis for adjustments for future years as described in Section 4 of Exhibit "B."

                              (iii) With respect to each full or partial lease
year during the initial stated term, Tenant shall pay the amount set forth in clause (ii) above. With respect to each full or partial lease year during any extended or additional term, Tenant shall pay an amount equal to Tenant's Proportionate Share of Landlord's estimate of Total Operating Expenses for such full year or partial lease year. Thereafter, at the end of each lease year during any such extended or additional term, an adjustment shall be made by Landlord, and Tenant shall pay such amount or receive a credit of such amount as is necessary to adjust Tenant's payments to Tenant's actual Proportionate Share of Total Operating Expenses for such lease year during any such extended or additional term. Such payments and adjustments shall be made as provided in Exhibit "B. "Total Operating Expenses" and "Tenant's Proportionate Share" are each defined in Exhibit "B."

                      (b) The payment by Tenant of Tenant's Proportionate Share of Total Operating Expenses for the New Premises shall be in addition to the payment of Monthly Basic Rent for the New Premises. All Monthly Basic Rent paid for the Premises and the New Premises together with all such expenses are hereinafter sometimes referred to herein and in the Lease, as hereby amended, collectively, as the "rent."

                      (c) In addition to Monthly Basic Rent and Tenant's Proportionate Share of Total Operating Expenses for the New Premises, Tenant shall also pay all other charges and additional rent provided for in the Lease, as hereby amended, with respect to the New Premises and based (to the extent applicable) upon the Rentable Area thereof.

               5. Utilities. Notwithstanding anything to the contrary in Section
6.1 or Section 48.6(a) of the Lease, it is acknowledged and agreed that:

                      (a) Electrical Service to the New Premises shall be directly metered to Tenant and Tenant shall pay the charge for such service directly to the purveyor.

                      (b) Water and sewer service is not separately metered to Tenant and the cost of such service shall be allocated between Tenant and the other occupant(s) of the New Building based upon their respective Rentable Areas.

               6. Taxes on Tenant's Property.

                      (a) Tenant shall pay not later than ten (10) days before delinquency, all taxes, levies, assessments, fees and other governmental charges of every kind or nature (hereinafter, collectively called "taxes") levied against personal property or trade fixtures placed by Tenant in the New Premises. If any such taxes are levied against Landlord or Landlord's property, Landlord, after written notice to Tenant, may pay the same regardless of the validity of such levy, but only under proper protest if requested by Tenant. If the assessed value of Landlord's property is increased by inclusion of a value placed upon such personal property or trade fixtures of Tenant, Landlord, after written notice to Tenant, may pay the taxes based upon such increased assessment regardless of the validity thereof, but only under proper protest if requested by Tenant. In either such event, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that, in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, but at no cost to Landlord, to bring suit to recover the amount of any such taxes so paid under protest.

               (b) If any tenant improvements constructed or installed by Tenant in the New Premises, whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's Building standard materials are assessed, then the real property taxes and assessments levied against Landlord or Landlord's property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by subparagraph (a) above. If the County Assessor's records are available and sufficient to determine whether said Tenant improvements are assessed at a higher valuation than Landlord's Building standard materials, such records shall be binding on Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination. Whether and the extent to which any of the improvements in the New Premises constitute non-Building standard or otherwise exceed Building standard shall be reasonably determined by Landlord's architect or engineer, which determination shall be conclusive.

               7. Maintenance and Repair.

               (a) Except as provided in subparagraphs (b) and (c) below and Articles 17 and 18 of the Lease, Tenant at its expense shall keep in good order, condition, and repair (including replacement of parts and equipment, if necessary) the New Premises and every part thereof, and all equipment (other than main plumbing and electrical systems and the main heating, ventilating and air conditioning equipment), trade fixtures, furnishings and other personal property in the New Premises or serving the New Premises, and shall furnish and repair all expendables (soap, towels, etc.). Tenant shall promptly at Tenant's cost make all repairs necessary to maintain the New Premises in good condition. Tenant shall provide whatever treatment may be necessary, as often as may be required, to keep the New Premises neat and attractive. On the last day of the term hereof, or on any sooner termination of the Lease, as hereby amended, Tenant shall, subject to the provisions of Articles 17 and 18 of the Lease, surrender the New Premises to Landlord in good condition, ordinary wear and tear to the wall covering, carpet and other floor covering in the New Premises excepted.

               (b) Landlord shall repair and maintain the exterior walls of the New Building and the roof and foundations of the New Building. Landlord shall also use commercially reasonable efforts to provide maintenance and repair with respect to the main plumbing and electrical systems and the main heating, ventilating and air conditioning equipment serving the New Premises. Landlord shall not be liable for failure to make any repairs or maintenance unless such failure persists for an unreasonable time after written notice of the need therefor is given to Landlord by Tenant. Except as provided in Articles 17 and 18 of the Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to the New Premises or to the fixtures, appurtenances and equipment therein or to the Common Facilities (as defined in Exhibit "B") or the improvements thereon; provided, however, that in taking such actions, Landlord shall use its best efforts not to interfere with Tenant's business operations in the New Premises. Landlord's costs incurred in repair and maintenance of the New Building and all equipment described in this Section and serving the New Building, including heating, ventilating and air-conditioning equipment, shall be included in Total Operating Expenses as defined in Exhibit "B." Except as provided in this subparagraph and Articles 17 and 18 of the Lease, Landlord shall not be obligated to repair or maintain the New Premises or to bear any part of the expense of the New Premises. Tenant expressly waives and releases its right to make repairs at Landlord's expense under Sections 1932(1) and 1942 of the California Civil Code or any other statute or rule of law now or hereafter in effect.

               (c) Tenant shall also be responsible to insure that all truck loading areas and loading doors which constitute a part of the New Premises, if any, are not unreasonably damaged and do not accumulate litter or debris as a result of deliveries to and pickups from Tenant. Any unreasonable costs borne by Landlord (i.e., any costs of work performed by Landlord over and above Landlord's standard work with respect to the Common Facilities) to keep such areas clean and in working order shall be billed by Landlord to Tenant and Tenant shall pay the same within ten (10) days after receipt of an invoice from Landlord.

               8. Common Facilities. From and after the New Premises Commencement Date, the following shall apply:

               (a) Section 48.25 of the Lease shall be deleted in its entirety.

                      (b) For all purposes of the Lease, as hereby amended, "Common Facilities" shall have the meaning given to such term in Exhibit "B," except notwithstanding anything to the contrary in such Exhibit "B," "Common Facilities" shall not include the Building A Area, the New Premises or any other portion of the Center designated for the exclusive use of a tenant of the Center.

                      (c) With respect to Building A, Tenant's sole rights in and to the Common Facilities shall be the non-exclusive right to the use thereof, in common with Landlord and any other person to whom Landlord may grant rights in the Common Facilities, for ingress and egress to and from the Building A Area. With respect to the New Building, Tenant's rights in and to the Common Facilities shall include the non-exclusive right to the uses thereof, in common with Landlord and any other person to whom Landlord may grant rights in the Common Facilities, for ingress and egress to and from the New Building and the New Premises and for parking in the Parking Areas as provided in paragraph 9 below.

                      (d) Subject to Tenant's rights described in subsection
(c), Landlord shall have exclusive control of the Common Facilities and exclusive discretion as to all decisions affecting the Common Facilities, including but not limited to (i) construction of the Common Facilities, (ii) maintenance, repair and operation of the Common Facilities and (iii) modifications or changes to the Common Facilities. No such decisions or actions by Landlord shall adversely affect Tenant's use and enjoyment of the Building A Area or the New Premises.

               9. Parking Spaces for New Premises. From and after the New Premises Commencement Date, the following shall apply:

                      (a) Tenant's "Allocated Parking Spaces" within the Parking Areas (as defined in Section 48.26 of the Lease) for the New Premises is 51 spaces.

                      (b) Except as otherwise provided in the Lease, as hereby amended, with respect to the Tenant's existing rights to use the Parking Areas in connection with Tenant's occupancy of Building A, neither Tenant nor its agents, employees, customers and invitees shall utilize in connection with Tenant's occupancy of the New Premises in the aggregate at any time a number of parking spaces in the Common Facilities in excess of the Allocated Parking Spaces set forth above. In addition to any other remedies granted to Landlord in the Lease, as hereby amended, or by law, upon default by Tenant under the terms of this paragraph, Landlord shall have the right to tow away any vehicles belonging to Tenant or Tenant's agents, employees, customers or invitees as necessary to reduce the number of parking spaces used by Tenant and such persons to that number of Allocated Parking Spaces set forth above.

                      (c) All costs of cleaning, maintaining, operating, repairing, holding and making available the Parking Area shall be included within Common Facilities Expenses, as defined in Exhibit "B" and a portion thereof shall be included in Tenant's Proportionate Share as defined in Exhibit "B" with respect to the New Premises.

                      (d) Landlord may authorize persons other than tenants of the Center, their agents, employees, customers and invitees to utilize the Parking Area; provided, however, that in no event shall the number of spaces available for Tenant with respect to the New Premises be less than that number of Allocated Parking Spaces set forth above. The terms of such usage shall be as determined by Landlord in its sole discretion and may include the right to use the Parking Area without charge.

                      (e) Section 48.26(f) of the Lease shall be deleted, in its entirety. In lieu thereof, Landlord and Tenant agree that the parking and other rights granted to Tenant pursuant to Section 48.1 and Section 48.26 of the Lease as respects Building A are in lieu of rights in common with other tenants of the Center to park throughout the Parking Area and that Tenant is not being charged for any costs of maintaining the Common Facilities of the Center, including the Parking Area, in connection with its occupancy of Building A based upon the understanding that its parking, and the parking of its employees, business visitors and suppliers, with respect to its use of Building A will be limited to the exclusive parking spaces established for Tenant as provided in the Lease. If Landlord determines that in connection with Tenant's use of Building A such persons are parking in areas other than or in addition to the exclusive parking spaces established for Tenant, Landlord may require Tenant to immediately cease such practice and Tenant shall promptly cease such practice upon receipt of a written request to do so from

Landlord. The foregoing shall not, however, be deemed to prohibit or restrict Tenant's non-exclusive right to use up to the number of Allocated Parking Spaces set forth above in connection with Tenant's occupancy of the New Premises and as to which Tenant shall pay Tenant's Proportionate Share of Common Facilities Expenses as defined in Exhibit "B."

               10. Defined Terms. Any term used in this Amendment and not otherwise defined herein shall have the meaning assigned to such term in the Lease.

               11. Lease in Effect. Landlord and Tenant acknowledge and agree that the Lease, as hereby amended, remains in full force and effect in accordance with its terms. In the event of any conflict between the terms of this Amendment and the terms of the Original Lease and/or the Restatement, the terms of this Amendment shall control.

               IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the day and year first above written.

"Tenant"                                 "Landlord"

EMULEX CORPORATION,                      C. J. SEGERSTROM & SONS,
a California corporation                 a California general partnership


By      /s/ Michael J. Rockenbach        By      /s/ Henry Segerstrom
        -----------------------------            -------------------------------
                                                 Managing Partner

Title   VP Finance and CFO
                                         By      /s/ Jeanette E. Segerstrom
                                                 -------------------------------
                                                 Managing Partner
By      /s/ Sadie A. Herrera
        -----------------------------

Title   VP Human Resources

EXHIBIT "A"                  DEPICTION OF PREMISES



                                  EXHIBIT "A"

EXHIBIT "B"

                  PAYMENT AND ADJUSTMENT OF OPERATING EXPENSES

               "Total Operating Expenses" means, with respect to each lease year, the sum of (1) Landlord's Building Operating Expenses for such lease year and (2) the Building Share of all Common Facilities Expenses for such lease year. The definitions, method of proration and method of adjustment of these expenses are as set forth in this Exhibit "B."

                              (A) As used in this Exhibit "B," the following
terms have the following meanings:

                                      (i) "Building Operating Expenses" means
the aggregate expenses incurred by Landlord in the management, operation, maintenance and repair of the New Building, all determined in accordance with sound management principles and generally accepted accounting practice on an accrual basis and the cost, as reasonably amortized by Landlord, with interest at the rate per annum determined pursuant to Article 34 of the Lease on the unamortized amount, of any capital improvements made after the New Premises Commencement Date which reduce other items of Building Operating Expenses, in an amount not to exceed such reduction for the relevant year. Building Operating Expenses shall include, but not be limited to:

                                            a) Wages, salaries, related fringe
benefits, all employer taxes and insurance of all on-site employees engaged by Landlord in the operation and maintenance of the New Building;

                                            b) All supplies, materials and
utilities used by Landlord in operation and maintenance of the New Building;

                                            c) Cost of replacement of equipment
and all maintenance and service agreements on equipment located in or used to maintain the New Building;

                                            d) Cost of casualty and liability
insurance applicable to the Building and Landlord's personal property used in connection therewith;

                                            e) Cost of repairs and general
maintenance of the New Building;

                                            f) Cost of all accounting, legal and
other professional fees incurred in connection with the operation of the New Building;

                                            g) Real Property Taxes, as defined
below, and all other taxes with respect to the New Building; and

                                            h) An amount equal to fifteen
percent (15%) of all such costs and expenses to cover Landlord's overhead and administrative expenses with respect to the New Building.

                                      (ii) "Common Facilities" means all areas
(and all improvements thereon) within the exterior boundaries of the Center which (i) are not now or hereafter held for exclusive use by Tenant, or any other tenant of the Center and (ii) are made available for the common use of Landlord, Tenant and other occupants and their respective employees and invitees in or around the Center. Common Facilities shall include, without limiting the generality of the foregoing, all parking areas, entrances, exits, landscaped and planted areas, retaining walls, irrigation systems and controllers, drains, sewers, lighting fixtures, wiring, electrical panels and automatic control systems, driveways, delivery passages, loading docks, sidewalks, stairways, ramps, open and enclosed courts and malls, central identification signs and structures designed for the use of all owners, occupants, employees and invitees and shall include any "greenbelt" or set back areas maintained by Landlord on any parcel leased for the exclusive use of a tenant. Common Facilities shall not include lobbies or other common areas within any building which is leased to one or more tenants but shall include any legal



                                  EXHIBIT "B"
parcel which constitutes a portion of the Center and on which no buildings have been or may be constructed for occupancy.

                                      (iii) "Common Facilities Expenses" means
the aggregate expenses incurred by Landlord in the management, operation, maintenance and repair of the Common Facilities, all determined in accordance with sound management principles and generally accepted accounting practice on an accrual basis and the cost, as reasonably amortized by Landlord, with interest at the rate per annum determined pursuant to Article 34 of the Lease on the unamortized amount, of any capital improvements to the Common Facilities made after the New Premises Commencement Date which reduce other items of Common Facilities Expenses, but in an amount not to exceed such reduction for the relevant lease year. Common Facilities Expenses shall include, but not be limited to:

                                            a) Expenses of the types specified
in subparagraph (a) above but applicable to the Common Facilities;

                                            b) Real property taxes as defined
below, and all other taxes, with respect to the Common Facilities;

                                            c) Repaving, resurfacing, painting
and striping, sweeping, trash removal and security with respect to the Common Facilities;

                                            d) Advertising and similar expenses
for the general promotion of the Center (but not including any advertising expenses incurred to procure tenants for vacant space); and

                                            e) An amount equal to fifteen
percent (15%) of all such costs and expenses to cover Landlord's overhead and administrative expenses with respect to the Common Facilities.

                                      (iv) "Real property taxes" shall include
(i) all taxes, assessments and governmental charges and surcharges (including, without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this Lease, or for water, sewer, or storm drains, and other rents, rates, charges, excises, levies, license fees, service fees, use fees, permit fees and other authorization fees) and all other charges (in each case, whether general or special, ordinary or extraordinary, foreseen or unforeseen) of every kind and character (including all penalties and interest thereon), levied upon or with respect to the New Premises, New Building, or Common Facilities, as applicable, (ii) any tax or excise on or measured by rents, and (iii) any other tax, however described, levied against Landlord or Tenant on account of the rent reserved hereunder or on the business of renting the New Premises. Without limiting the generality of the foregoing, real property taxes shall include any assessment by any governmental authority pursuant to any enabling statute (such as, for example an "SB 55 Assessment") or payment to retire bonds or other indebtedness created by a special assessment district, an improvement district or other governmental authority (such as, for example, 1911 Act and 1915 Act Bonds). Notwithstanding anything to the contrary in the foregoing, "real property taxes" shall not include franchise, estate, inheritance, succession, capital levy, net income or excise profits taxes imposed upon Landlord, except that if real property taxes are withdrawn in whole or in part and any substitute tax is made therefor, such tax shall for the purpose of this Lease be considered a real property tax, regardless of how denominated or the source from which collected.

                              (B) For the purposes of this Exhibit "B," the
following shall pertain:

                                      (i) Neither Building Operating Expenses
nor Common Facilities Expenses shall include the initial cost of construction of the Common Facilities (or any improvements thereto).

                                      (ii) Neither Building Operating Expenses
nor Common Facilities Expenses shall include expenses for which Landlord is indemnified (either by an insurer, condemnor, tenant or otherwise); expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, and expenses of renovating space for tenants); rental under any ground or underlying lease or leases; wages,



                                  EXHIBIT "B"
salaries or other compensation paid to any executive employees above the grade of property manager; or the cost of any work or service performed for or facilities furnished to a tenant at the tenant's cost.

                                      (iii) If any real property tax or other
item of expense shall relate partly to any building occupied by one or more tenants in the Center and partly to the Common Facilities, such item of expense shall be allocated as between such building, on the one hand, and the Common Facilities, on the other hand, on such basis as Landlord determines to be reasonable under the circumstances.

                                      (iv) Tenant's Allocated Parking Spaces as
set forth in Paragraph 8 of the First Amendment to Lease to which this Exhibit is attached (the "First Amendment") are those parking spaces allocated to Tenant and located within the Common Facilities. Allocated Parking Spaces for Tenant and for other tenants of the Building shall be as determined or redetermined from time to time by Landlord.

                                      (v) Building Operating Expenses for any
year shall be extrapolated to reflect ninety-five percent (95%) occupancy of the Rentable Area of the New Building, a full year of operation and a full year of occupancy by Tenant.

                              (C) Method of Proration

                                      (i) The "Building Share of Common
Facilities Expenses" means:

                                            a) To and until completion of all
Common Facilities for the Center the sum of:

                                                   i) That portion of the costs
and expenses applicable to the parking areas (and landscaping located therein) of the Center obtained by multiplying the total costs by a percentage obtained by dividing the New Building's Allocated Parking Spaces by the average number of Center spaces completed during the course of the lease year; and

                                                   ii) That portion of the costs
and expenses applicable to the Common Facilities other than those in (A) above obtained by multiplying the total costs by a percentage obtained by dividing the New Building's Allocated Parking Spaces by the total parking spaces planned (whether or not then completed) for the Center as of the last day of a lease year.

                                            b) From and after the completion of
all Common Facilities for the Center that portion of the total Common Facilities Expenses for any lease year determined by multiplying such total by a percentage determined by dividing the New Building's Allocated Parking Spaces by the total parking spaces in the Center.

                                      (ii) "Tenant's Proportionate Share" is the
Rentable Area of the New Premises divided by the Rentable Area of the New Building.

                              (D) Method of Adjustment.

               For each lease year, including the lease year in which the New Commencement Date occurs, Tenant shall pay Tenant's Proportionate Share of the Total Operating Expenses as follows:

                                      (i) For the first lease year, Tenant's
Proportionate Share of estimated Total Operating Expenses is specified in the First Amendment. Prior to the commencement of each lease year subsequent to the first lease year, Landlord shall provide to Tenant a written estimate of Total Operating Expenses for such lease year and Tenant's Proportionate Share thereof. Tenant shall pay during each lease year (including the first lease year), in equal monthly installments in advance along with its monthly installments of Monthly Basic Rent, the amount of such estimate.

                                      (ii) Within one hundred twenty (120) days
after the end of each lease year, including the first lease year, Landlord shall provide to Tenant a statement in



                                  EXHIBIT "B"
reasonable detail showing actual Total Operating Expenses for such lease year and Tenant's Proportionate Share thereof. If the amount shown on such statement exceeds the estimated amount previously paid by Tenant with respect to such lease year as a part of Tenant's Basic Annual Rent, then Tenant shall pay such excess to Landlord within thirty (30) days after receipt of such statement. If the amount shown on such statement is less than the estimated amount previously paid by Tenant with respect to such lease year, such overpayment shall be credited by Landlord against the next amounts due from Tenant pursuant to this Lease. Any overpayment by Tenant with respect to the last lease year of the term shall be offset against any other amounts due from Tenant pursuant to this Lease and the balance shall be refunded to Tenant without interest along with Landlord's statement pursuant to this subparagraph (c).

                                      (iii) Any Total Operating Expenses for any
partial lease year during the term shall be apportioned so that Tenant shall pay its Proportionate Share of only that portion of Total Operating Expenses for such year as falls within the term. This provision shall survive the expiration or earlier termination of the term.

                                      (iv) If any special assessment is included
as part of real property taxes and such assessment may be paid in installments, Tenant shall be obligated to pay only Tenant's Proportionate Share of the installments falling within the term whether or not Landlord pays such assessment in installments.

                                      (v) All taxes for the first and last lease
year of the Lease term with respect to the New Premises shall be prorated on the basis of the fiscal year of the appropriate governmental authority. Taxes which are levied on a fiscal year basis shall be deemed to apply one-twelfth to each calendar month in such fiscal year.



                                  EXHIBIT "B"